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                                                                   EXHIBIT 23.11



        [LETTERHEAD OF BARNARD, COMBS, POTTS & RHYNE, PA APPEARS HERE]



                Consent of Barnard, Combs, Potts & Rhyne, P.A.

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Global Imaging Systems, Inc. 1998 Stock Option and Incentive Plan, of our report on the financial statements of Copy Service and Supply, Inc. dated February 12, 1998.

/s/ Barnard, Combs, Potts & Rhyne, P.A.
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Barnard, Combs, Potts & Rhyne, P.A.
Statesville, North Carolina
June 10, 1999